UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane,	Miami Lakes,	FL	33016
(Address of principal executive offices)			(Zip Code)

(Registrant’s telephone number, including area code): (305) 569-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 Par Value	BKU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2026, at the annual meeting of the shareholders (the “Annual Meeting”) of BankUnited, Inc. (the “Company”), the shareholders of the Company approved the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan (the “Amended Plan”). The Amended Plan replaces in its entirety the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan which was approved by the Company’s shareholders in May 2023.

Under the Amended Plan, the Company may grant restricted stock, restricted stock units, stock options, stock appreciation rights, performance shares, deferred shares, other forms of equity-based awards and cash awards. The Amended Plan increases the number of shares available for issuance thereunder by 1,500,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) to a total of 2,301,549 shares of Common Stock (plus any shares that are subject to an award previously granted under the Amended Plan that is forfeited, cancelled, exchanged or surrendered, settled in cash or that otherwise terminates or expires without a distribution of shares to the participant) and extends the termination date from May 16, 2033 to May 21, 2036. In connection with the approval of the Amended Plan, the Company will file a Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC). The Amended Plan and a description of the material terms of the Amended Plan were included in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) which was filed with the SEC on April 10, 2026 and which are incorporated herein by reference.

The foregoing description of the Amended Plan does not purport to be complete and is qualified in entirety by reference to the complete text of the Amended Plan, which is attached hereto as Exhibit 10.1.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 21, 2026, the Company held the Annual Meeting where the following proposals were voted on:

Proposal No. 1: To elect nine directors to the Company’s Board of Directors (the “Board”) to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier, death, resignation or removal.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026.

Proposal No. 3: To hold an advisory vote to approve the compensation of the Company’s named executive officers.

Proposal No. 4: To approve the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan.

Each proposal is described in detail in the Proxy Statement, and the results of the shareholders’ votes are set forth below:

Proposal No. 1: All of the nine director nominees were elected to the Board based on the following votes:

Nominee	For	Withheld	Broker Non-Vote
Tere Blanca	60,221,482	853,635	6,891,801
John N. DiGiacomo	60,953,296	121,821	6,891,801
Michael J. Dowling	59,641,937	1,433,180	6,891,801
Douglas J. Pauls	59,697,042	1,378,075	6,891,801
William S. Rubenstein	60,941,363	133,754	6,891,801
Rajinder P. Singh	60,245,317	829,800	6,891,801
Germaine Smith Baugh, Ed.D	60,462,503	612,614	6,891,801
Sanjiv Sobti, Ph.D.	59,527,530	1,547,587	6,891,801
Lynne Wines	59,562,512	1,512,605	6,891,801

Proposal No. 2: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 received the following votes:

For	Against	Abstain
67,952,223	7,163	7,532

Proposal No. 3: The advisory vote to approve the Compensation of the Company’s named executive officers received the following votes:

For	Against	Abstain	Broker Non-Vote
54,673,360	6,236,321	165,436	6,891,801

Proposal No. 4: The proposal to approve the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan received the following votes:

For	Against	Abstain	Broker Non-Vote
36,175,265	23,906,092	993,760	6,891,801

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 21, 2026	BANKUNITED, INC.

/s/ Rajinder Singh
		Name:	Rajinder Singh
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan
5